Exhibit 99.2

Accu-Fab, LLC

Interim Financial Statements

Three Months Ended March 31, 2025

Accu-Fab LLC

Consolidated and Combined Balance Sheet

(in thousands)

	March 31,	December 31,
	2025	2024
ASSETS
Cash and cash equivalents	$1,497	$567
Receivables, net of allowances for doubtful accounts of $24 at March 31, 2024 and $32 at December 31, 2024	13,409	12,147
Inventories, net	3,943	3,797
Prepaid expenses and other	269	357
Total current assets	19,118	16,868
Property, plant and equipment, net	8,932	9,096
Goodwill	12,579	12,579
Customer relationships	18,357	18,965
Operating lease assets	4,341	4,644
Notes receivable - related party	6,200	6,200
Total assets	$69,527	$68,352
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$3,966	$3,195
Accrued liabilities	924	882
Current portion of operating lease obligation	1,130	1,096
Total current liabilities	6,020	5,173
Notes payable - related party	2,640	1,215
Operating lease obligation, less current maturities	2,940	3,233
Other long-term liabilities	226	240
Total liabilities	11,826	9,861
Member's equity	65,303	65,303
Retained earnings	(7,602)	(6,812)
Total equity	57,701	58,491
Total liabilities and equity	$69,527	$68,352

The accompanying notes are an integral part of these Consolidated and Combined Financial Statements.

Accu-Fab LLC

Consolidated and Combined Statements of Comprehensive Income

(in thousands)

	Three Months Ended
	March 31,
	2025	2024
Net sales	$16,286	$14,791
Cost of sales	10,695	9,763
Selling, general, and administrative expenses	2,496	2,250
Intangible amortization	608	608
Other expenses, net	(13)	(65)
Interest expense, net	35	4
Net income and comprehensive income	$2,465	$2,231

The accompanying notes are an integral part of these Consolidated and Combined Financial Statements.

Accu-Fab LLC

Consolidated and Combined Statement of Member’s Equity

(in thousands)

		Legacy
	Member's	Member's	Retained
	Equity	Equity	Earnings	Total
Balance as of December 31, 2024	$65,303	$—	$(6,812)	$58,491
Net income	—	—	2,465	2,465
Distributions		—	(3,255)	—
Balance as of March 31, 2025	$65,303	—	$(7,602)	$57,701

		Legacy
	Member's	Member's	Retained
	Equity	Equity	Earnings	Total
Balance as of December 31, 2023	$—	$62,283	$(2,419)	$59,864
Net income	—	—	2,231	2,231
Distributions	—	—	(2,850)	(2,850)
Balance as of March 31, 2024	$—	62,283	$(3,038)	$59,245

The accompanying notes are an integral part of these Consolidated and Combined Financial Statements.

Accu-Fab LLC

Consolidated and Combined Statements of Cash Flows

(in thousands)

	Three Months Ended
	March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,465	$2,231
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	521	483
Amortization	632	615
Allowance for doubtful accounts	—	(11)
Inventory excess and obsolescence reserve	(53)	55
Changes in operating assets and liabilities, net of acquired business:
Accounts receivable	(1,262)	(2,866)
Inventories	(93)	(249)
Prepaid expenses and other current assets	88	85
Operating lease assets	303	283
Accounts payable	771	492
Operating lease obligations	(259)	(229)
Accrued liabilities	41	117
Net cash flows provided by operating activities	3,154	1,006
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(381)	(104)
Net cash flows used in investing activities	(381)	(104)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payables with related party	1,425	—
Repayment/issuance of notes receivable with related party	—	650
Distributions	(3,255)	(2,850)
Payments on finance leases	(13)	(2)
Net cash flows used in financing activities	(1,843)	(2,202)
Net increase (decrease) in cash and cash equivalents	930	(1,300)
Cash and cash equivalents at beginning of period	567	2,167
Cash and cash equivalents at end of period	$1,497	$867

The accompanying notes are an integral part of these Consolidated and Combined Financial Statements.

Accu-Fab LLC

Notes to the Unaudited Consolidated and Combined Financial Statements

(in thousands except share amounts, years and ratios)

(unaudited)

Note 1. Nature of Business and Basis of Presentation

Accu-Fab, LLC (“Accu-Fab”) is a vertically integrated contract metal fabricator. Accu-Fab operates two main facilities in Wheeling (“Accu-Fab Illinois”), Illinois and Raleigh, North Carolina (“Accu-Fab North Carolina”). Accu-Fab serves Original Equipment Manufacturers (OEMs) across fast-growing end markets such as critical power, infrastructure, data centers, renewable energy, aerospace and defense, and industrial automation. Accu-Fab is an LLC and a disregarded entity for tax purposes, and therefore not a taxable entity.

The interim unaudited Consolidated and Combined Financial Statements of Accu-Fab, LLC (“Accu-Fab”, we, our, us or similar terms) presented here have been prepared in accordance with the accounting principles generally accepted in the United States of America (GAAP) and with instructions to Form 10-Q and Article 10 of Regulation S-X. They reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations and financial position for the interim unaudited periods presented. All intercompany balances and transactions have been eliminated in consolidation.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. These interim unaudited Consolidated and Combined Financial Statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2024. A summary of the Company’s significant accounting policies is included in the Company’s 2024 financial statements. The Company followed these policies in preparation of the interim unaudited Consolidated and Combined Financial Statements.

Note 2. Inventory

For Accu-Fab North Carolina, inventories are stated at cost determined on the first-in, first-out method. For Accu-Fab Illinois, costs are stated using the weighted average cost method. For both locations, inventory is stated at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Work-in-process and finished goods are valued at production costs consisting of material, labor, and overhead.

Inventories as of March 31, 2025, and December 31, 2024 consist of:

	March 31,	December 31,
	2025	2024
Finished goods and purchased parts	$1,640	$1,757
Raw materials	1,364	1,186
Work-in-process	1,007	975
Inventory Reserve	(68)	(121)
Total	$3,943	$3,797

Note 3. Property, Plant, and Equipment

Property, plant, and equipment as of March 31, 2025 and December 31, 2024 consist of:

	Useful Lives	March 31,	December 31,
	Years	2025	2024
Machinery and equipment	3-10 Years	$12,310	$11,883
Leasehold improvements	15-39 Years	319	314
Vehicles	5 Years	222	221
Office furniture and fixtures	3-10 Years	199	199
Construction in progress		44	95
Finance leases		260	285
Total property, plant and equipment, gross		13,354	12,997
Less accumulated depreciation		(4,422)	(3,901)
Total property, plant and equipment, net		$8,932	$9,096

Depreciation expense was $521 and $483 for the three months ended March 31, 2025 and March 31, 2024, respectively.

Note 4. Goodwill

There were no changes to the goodwill balance as of $12,579 between December 31, 2024 and March 31, 2025.

Note 5. Intangible Assets

Intangible assets consist of customer relationships through the acquisition of Accu-Fab Illinois in 2022 and Accu-Fab North Carolina in 2023, with useful lives of 10 years. The gross value and accumulated amortization of customer relationships amounts to $24,300 and $5,943 at March 31, 2025, and $24,300 and $5,335 at December 31, 2024.

The following table represents the changes to the customer relationship balances between December 31, 2024 and March 31, 2025:

Balance as of December 31, 2024	$18,965
Amortization expense	(608)
Balance as of March 31, 2025	$18,357

For both the three months ended March 31, 2025 and 2024, amortization expense was $608.

Future amortization expense is expected to be as follows

Year ending December 31,
2025	$2,430
2026	$2,430
2027	$2,430
2028	$2,430
2029	$2,430
Thereafter	$6,815

Note 6. Leases

The Company has real property operating leases for office and manufacturing space. Operating leases for the Company’s personal property consist of leases for office equipment and storage tanks for bulk gases. The Company recognizes a right-of-use (ROU) asset and a lease liability for operating leases based on the net present value of future minimum lease payments. Lease expense for the Company’s operating leases is recognized on a straight-line basis over the lease term, including renewal periods that are considered reasonably certain. The Company has not elected to recognize right-of-use assets or lease liabilities for leases with a term of twelve months or less.

The Company has finance leases for vehicles used throughout its office and manufacturing facilities. The Company recognizes an ROU asset and a lease liability for finance leases based on the net present value of future minimum lease payments. Lease expense for the Company’s finance leases is comprised of the amortization of the ROU asset and interest expense recognized based on the effective interest method.

The components of lease expense were as follows:

	Three Months Ended
	March 31,
	2025	2024
Finance lease cost:
Amortization of finance lease assets	$25	$7
Interest on finance lease liabilities	6	2
Total finance lease expense	31	9
Operating lease expense	385	385
Sublease income	(19)	(18)
Total lease expense	$397	$376

The lease related supplemental cash flow information is as follows:

	Three Months Ended
	March 31,
	2025	2024
Cash paid for amounts included in the measurement of lease liabilities for finance leases:
Operating cash flows	$6	$2
Financing cash flows	$13	$2

Cash paid for amounts included in the measurement of lease liabilities for operating leases:
Operating cash flows	$342	$440

Right-of-use assets obtained in exchange for recorded lease obligations:
Operating leases	$—	$—
Finance leases	$—	$—

Note 7. Revenue Recognition

Disaggregated Revenue

The following tables represents a disaggregation of revenue by region of production:

	Three Months Ended
	March 31,
Region	2025	2024
North Carolina	$10,015	$7,818
Illinois	7,129	6,973
Total	17,144	14,791
Intercompany sales elimination	858	—
Total, net sales	$16,286	$14,791

Note 8. Concentration of Major Customers

The following customers accounted for 10% or greater of the Company’s recorded net sales or net trade receivables:

	Net Sales		Accounts Receivable
	Three Months Ended		As of
	March 31,		March 31,	December 31,
	2025	2024	2025	2024
Customer
A	10.8%	16%	14.9%	19.2%
B	15.7%	18.8%	10.7%	12.8%
C	14.3%	13.8%	21.4%	24.1%
D	7.7%	—%	10.4%	0.1%

Note 9. Related Party

Certain related party transactions between Accu-Fab LLC and Tide Rock have been included in the Consolidated Balance Sheets as of March 31, 2025, and December 31, 2024.

During the year ended December 31, 2023, the Company issued promissory notes to Tide Rock totaling $6,850. These notes are unsecured and do not bear any interest. The notes are due to mature in 2028. As of March 31, 2025, and December 31, 2024, the balance due was $6,200 and $6,200 respectively.

During the year ended December 31, 2024, the Company received capital loans amounting to $1,215. The company pays monthly interest on the loan. Interest expense on the activity was $38 as of March 31, 2025, and $4 as of December 31, 2024. As of March 31, 2025, the total capital loans balance due was $2,640, which is classified as long-term payables.

Note 10. Subsequent Event

Mayville Engineering Company, Inc. (“MEC”), a leading value-added provider of design, prototyping, and manufacturing solutions serving diverse end markets, announced the completion of the previously announced acquisition of Accu-Fab, LLC (“Accu-Fab”) from Tide Rock, effective July 1, 2025. Under the terms of the agreement, MEC paid total cash consideration of $140.5 million, subject to customary adjustments including a net working capital adjustment. The transaction was funded through availability on MEC’s existing $350 million credit facility. Through the acquisition of Accu-Fab, MEC enhances its strategic position by broadening its customer base and accelerating its entry into the rapidly growing critical power infrastructure and data center end markets. Leveraging MEC’s broader geographic footprint, the combined business platform is well-positioned to meet rising demand within these end markets and significantly expands MEC’s serviceable addressable market.

All notes’ receivables and notes payables were settled between Accu-Fab LLC and Tide Rock before the completion of acquisition by MEC.